                                                                   EXHIBIT 10.23

                                   AGREEMENT
                                   ---------

          This Agreement is entered into as of June 30, 1995 by and between Parametric Technology Corporation (the "Company"), a Massachusetts corporation with its principal place of business at 128 Technology Drive, Waltham, Massachusetts, 02154, and Mark J. Gallagher (the "Employee"), residing at
4 Mayflower Road, Winchester, Massachusetts, 01890.

          WHEREAS, the Employee has resigned his positions as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of the Company, effective June 30, 1995; and

          WHEREAS, the Company desires to continue to employ the Employee in order to facilitate the (i) the closing of the proposed merger of Rasna Corporation into the Company (the "Merger"), and (ii) transition to Employee's successor.

          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

                                   ARTICLE I
                                   EMPLOYMENT

          1.1  Employment.  The Company hereby agrees to continue to employ the
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Employee to perform such specific duties as may reasonably be requested of the
Employee from time to time by the Chief Executive Officer of the Company in order to (i) facilitate the closing of the Merger, (ii) amend internal control policies, and (iii) comply with statutory filing requirements, for the period commencing on June 30, 1995 and terminating on the date financial results covering at least thirty (30) days of post-Merger combined results are released to the public, unless (i) extended by mutual written consent of the Company and the Employee, or (ii) earlier terminated as provided herein. The Employee hereby accepts such continued employment for the term hereof.

                                   ARTICLE II
                           COMPENSATION AND BENEFITS

          2.1  (a)  Salary.  The Employee shall continue to receive his current
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bi-weekly salary of Six Thousand Seven Hundred Thirty Dollars and Seventy-Seven
Cents ($6,730.77) throughout the term hereof.

               (b)  Bonus.  The Employee shall receive the executive incentive
                    ------
bonus payable to the Employee on a pro-rated basis through June 30, 1995 in an amount equal to One Hundred Thirty Thousand Dollars ($130,000) pursuant to the Company's 1995 Executive Incentive Plan provided that the Employee remains employed by the Company throughout the term hereof.

               (c) Benefits.  The Employee shall continue to receive his current
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medical, dental, life and other insurance benefits and remain eligible to participate in the Company's 401(k) Savings Plan, 1991 Employee Stock Purchase Plan and 1987 Incentive Stock Option Plan subject to the terms and conditions of the respective plans.

                                  ARTICLE III
                                  TERMINATION

          3.1  For Cause.  The Employee may be terminated from his employment by
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the Company only for "Cause".  For purposes hereof, Cause is defined as (i)
willful conduct by the Employee which is demonstrably and materially injurious to the Company, (ii) the Employee's violation of Section 5.1 hereof, (iii) the Employee's commencement of employment with another company, entity or person, other than as an independent consultant or as a member of the board of directors subject to the conditions set forth in Section 5.1 hereof, or (iv) for the Employee's violation of Section 6.1 hereof.

          3.2  Without Cause.  The Employee may terminate his employment by the
               --------------
Company without cause by providing to the Company fourteen days' prior written notice of such termination.

          3.3  Death.  In the event of the death of the Employee during the term
               ------
hereof, the Employee's employment shall automatically terminate as of the date of his death.

          3.4  Merger.  The Company may terminate Employee's employment by
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providing to the Employee fourteen (14) days' prior written notice of such termination in the event that the Company fails to consummate the Merger, but in any event not prior to August 21, 1995.

                                   ARTICLE IV
                             EFFECT OF TERMINATION

          4.1  For Cause.  Upon termination of the Employee's employment for
               ----------
cause, the Employee's salary and benefits and right to receive the executive incentive bonus specified in Section 2.1 shall cease at the time of such termination, provided that the Company shall pay to the Employee, within fifteen
(15) days after the date of such termination, all amounts then accrued under
Section 2.1. Each stock option under the Company's 1987 Incentive Stock Option Plan (the "ISO Plan") that is held by the Employee on the date of termination of the Employee's employment, to the extent exercisable at the date of such termination, shall expire to the extent not previously exercised ten (10) days after the date of such termination.

          4.2  Without Cause; Merger.  In the event that the Employee terminates
               ----------------------
his employment with the Company without Cause or the Company terminates the Employee's employment pursuant to Section 3.4 hereof, the Employee shall be entitled to receive the salary and employee benefits then in effect for a period of fourteen (14) days following notice of termination. Each stock option under the ISO Plan that is held by the Employee on the date of termination of the Employee's employment, to the extent exercisable at the date of such termination, shall expire to the extent not previously exercised ten (10) days after the date of such termination.

          4.3  Death.  Upon termination of the Employee's employment due to his
               ------
death, the Employee's salary and benefits specified in Section 2.1 shall cease at the time of such termination, provided that the Company shall pay to the Employee's estate, within fifteen (15) days after the date of such termination, all amounts then accrued under Section 2.1. Each stock option under the ISO Plan then held by the Employee, to the extent exercisable at the date of such termination, may be exercised at any time within one year after that date (unless terminated earlier by its terms) by the person(s) to whom the Employee's option rights pass by will or by the applicable laws of descent and distribution.

                                   ARTICLE V
                       COMPLIANCE WITH EXISTING AGREEMENT

          5.1  Compliance with Existing Agreement.  The Employee agrees to be
               -----------------------------------
bound by all of the terms and conditions contained in that certain agreement dated January 18, 1988 by and between the Company and the Employee relating to nondisclosure, noncompetition and nonsolicitation and inventions, a copy of which is attached hereto and made a part hereof as if fully set forth herein (the "Employee Agreement"); provided, however, that during the term of this Agreement, the Employee shall be permitted to act as an independent consultant to and/or serve as a member of the board of directors of a third party so long as such activity or service does not, in the Company's sole opinion, conflict with the Employee's on-going obligations to the Company.


                                   ARTICLE VI
                      COMPLIANCE WITH TRADING RESTRICTIONS

          6.1 The Employee agrees to refrain from buying or selling or otherwise reducing his risk of ownership in the common stock of the Company until after the public release of financial results covering at least thirty
(30) days of post-Merger combined results without the prior express written approval of the Company. Notwithstanding anything to the contrary contained herein, Employee may exercise options granted under the Company's 1987 Incentive Stock Option Plan provided that Employee does not sell, transfer or otherwise dispose of the underlying stock acquired pursuant to any such option exercise without the prior express written approval of the Company. The Employee's obligations under this Section 6.1 shall survive and continue after any early termination of this Agreement pursuant to Sections 3.1, 3.2 and/or 3.3 hereof.

                                  ARTICLE VII
                             SUCCESSORS AND ASSIGNS

          7.1  Assignment.  This Agreement is personal to the Employee and
               -----------
without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution.

          7.2  Binding Effect.  This Agreement shall inure to the benefit of and
               ---------------
be binding upon the Company and its successors and assigns.


                                  ARTICLE VIII
                                 MISCELLANEOUS

          8.1  Governing Law.  This Agreement shall be governed by and construed
               --------------
in accordance with the laws of The Commonwealth of Massachusetts, without reference to principles of conflict of laws.

          8.2  Amendment.  This Agreement may not be amended or modified
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otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          8.3  Notices.  All notices hereunder shall be in writing and shall be
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delivered by hand delivery, by a reputable overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth above or at such other address as either party shall have furnished to the other in writing in accordance herewith. Any notice shall be deemed to be delivered upon the date of hand delivery, one day following delivery to such overnight courier service, or three days following mailing by registered or certified mail.

          8.4  Captions.  Captions herein have been inserted solely for
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convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

          8.5  Severability.  In case any provision hereof shall, for any
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reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included.

          8.6  Entire Agreement.  This Agreement, together with the Employee
               -----------------
Agreement, constitutes the entire understanding and agreement between the parties hereto with regard to the subject matter hereof, and supersedes all prior understandings and agreements, whether oral or written, including, without limitation, that certain agreement dated as of August 19, 1994 by and between the Company and the Employee, which agreement shall be void and of no force or effect.

          EXECUTED as of the date first above written.

PARAMETRIC TECHNOLOGY CORPORATION                    THE EMPLOYEE



By: /s/ C. Richard Harrison                          /s/ Mark J. Gallagher
    -----------------------                          ------------------------
    C. Richard Harrison                              Mark J. Gallagher
    President and Chief Operating Officer

In consideration of my employment by Parametric Technology Corporation (hereinafter referred to as "EMPLOYER"), I hereby agree as follows:

1. I understand that my employment relationship with EMPLOYER is one whereby I will be exposed to confidential information and data, trade secrets, both tangible and intangible, confidential customer information and customer-related materials, know-how and related materials, all of which are unique, owned by and valuable to EMPLOYER.

2. I will not disclose at any time during my employment or thereafter directly or indirectly, to any third party or parties any information or knowledge which I may acquire with respect to inventions, designs, methods, systems, improvements, trade secrets or other private or confidential matters of EMPLOYER without prior written approval of EMPLOYER, provided, however, that none of the foregoing shall prevent me from using or disclosing information of knowledge which is then generally known to and available within the industry automation business.

3. I agree that all data, including drawings, prints, specifications, designs, notes, records, documents, reproductions and other information either furnished by EMPLOYER to me or prepared by me in connection with my employment are the sole property of EMPLOYER and I will turn over same to EMPLOYER upon request and in any event upon my termination of employment with EMPLOYER.

4. I agree that all inventions and improvements or discoveries made by or conceived by me alone or in conjunction with others during the term of my employment relating to products or services or EMPLOYER shall belong to EMPLOYER, and I will promptly communicate and disclose to EMPLOYER all such inventions, improvements or discoveries.

5. I will execute all papers and documents as requested by EMPLOYER to apply for UNITED STATES and foreign patents and copyrights relating to any such inventions, improvements, or discoveries in my name or EMPLOYER'S name, as the case may be, and to vest title to such patents of copyrights in EMPLOYER, or its nominee, at EMPLOYER'S expense. I also agree, if requested by EMPLOYER, to give testimony in the event of contested proceedings involving patent application or patents maturing therefrom upon reasonable reimbursement for time so expended.

6. I agree that the obligations imposed herein upon me shall survive the termination of my employment, and further agree that for a period of one
      (1) year after I leave the employment of EMPLOYER, I shall not either directly or indirectly:

      (i) Make known to any person, firm or corporation the names and addresses of any of the customers of EMPLOYER or any other information pertaining to them.

     (ii) Take away any of the customers of EMPLOYER on whom I called, or with whom I dealt or became acquainted during my employment with EMPLOYER, either for myself or for any other person, firm or corporation.

     (iii) Accept a position with, or otherwise become affiliated with any other person, firm or corporation for the purpose of competing with EMPLOYER'S business. I understand that this provision not to work for any of EMPLOYER'S competitors is necessary to protect its trade secrets, proprietary information, confidential information, and know-how by my avoiding such employment situations which would inherently create a risk of fraud with the potentiality of intentional and unintentional revelations of the above-mentioned information belonging to the EMPLOYER.

     (iv) Interfere with the business in any manner including recruiting or hiring of employee of EMPLOYER or ex-employee whose employment with

             EMPLOYER was terminated less than one (1) year prior to the date of such interference.

7. It is understood that either party may terminate the employment relationship at any time upon not less than fourteen (14) days notice unless the termination is for cause, in which event only three (3) days notice shall be required.

8. This Agreement shall be binding upon the parties, their heirs, executors, administrators, legal representatives, successors and assigns.

9. It is agree that this Agreement shall have the effect of a sealed instrument and shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

10. I recognize that any violation by me of the provisions of the Agreement would cause EMPLOYER irreparable damage for which other remedies would be inadequate, and I therefore agree that EMPLOYER shall have the right to obtain, in addition to all other remedies, such injunctive and other equitable relief from a court of competent jurisdiction as may be necessary or appropriate to prevent any violation of this Agreement.

1l. All headings and subdivisions of this Agreement are for reference only and shall not affect its interpretation. In the event that any provision of this Agreement should be held unenforceable by a court of competent jurisdiction, all remaining provisions shall continue in full force without being impaired or invalidated in any way.

IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals this 18th day of January, 1988.
----       --------    --


                                        /s/ Mark J. Gallagher
                                        ----------------------------------
                                        Employee Signature


                                        Parametric Technology Corporation


                                        /s/ Steven C. Walske
                                        ----------------------------------
                                        By: